                                                                    EXHIBIT 99.2

           [LETTERHEAD OF REPUBLIC GROUP INCORPORATED APPEARS HERE]


NEWS RELEASE
Republic Announces Year-End Results

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Hutchinson, Kan., Aug. 18, 2000--Republic Group Incorporated (NYSE:RGC) today announced net sales of $190,510,000 and consolidated net income of $2,761,000, or $0.23 per diluted share, for the fiscal year ended June 30, 2000. This compares to net sales of $137,942,000 and consolidated net income of $15,232,000, or $1.29 per diluted share, for the same period one year ago.

In June 2000, the Company wrote down the assets of its Halltown recycled paperboard mill due to continuing poor operating results. The Company incurred a non-cash, after-tax charge of approximately $10,034,000, or $0.85 per diluted share. The Company estimates that, after the write-down, the carrying value of the mill approximates the fair market value of the facility. Exclusive of the write-down, the Halltown mill posted a pre-tax operating loss of $5,665,000 in fiscal 2000 compared to a pre-tax operating loss of $754,000 in fiscal year 1999.

During fiscal year 2000, shipments and average selling prices of gypsum wallboard increased 23% and 16%, respectively, due to the Company's expansion of its gypsum wallboard plant at Duke, Oklahoma and strong demand for gypsum wallboard. Net sales for the Company's gypsum wallboard business segment increased 44% to $105,566,000 and operating profit increased 57% to $44,738,000 in fiscal year 2000. During the last half of the fiscal year and to date, the industry-wide market and demand for gypsum wallboard softened in the U. S. negatively influencing both shipments and selling prices. Shipments of recycled paperboard increased 15% from 185,793 tons in fiscal year 1999 to 213,033 tons in fiscal year 2000, largely as a result of commencement of commercial production at the recently constructed Lawton mill late in the fiscal year. Additionally, shipments to unaffiliated customers of recovered paper fiber increased to 108,855 tons from 95,161 tons in fiscal year 1999, a 14% increase. Net sales for the Company's recycled paperboard business segment increased 25% to $93,362,000, chiefly due to the increase in shipments and a 3% and 76% increase in unit net selling prices of recycled paperboard and recovered paper fiber, respectively. Excluding the non-cash asset write-down charge at the Halltown mill, the Company's recycled paperboard business segment posted an operating loss of $9,656,000 in fiscal year 2000 compared to an operating profit of $6,530,000 in fiscal year 1999. Excluding the write-down of the assets of the Company's Halltown mill, the primary factors contributing to the decline in operating profits include the operating losses of the Halltown mill, a 31% increase in per unit variable cost of sales, principally the cost of reclaimed paper fiber, higher utility costs, and costs associated with start-up of the Lawton mill. Since June 2000, the cost of reclaimed paper fiber has declined significantly which will positively impact the future results of the Company's recycled paperboard business. Consolidated net income was adversely affected by a $3,125,000 increase in interest expense, net of interest income, in fiscal year 2000 from fiscal year 1999. Prior to commencement of commercial production at the Lawton mill, the Company capitalized a significant portion of its interest expense as a cost of constructing and commissioning the mill.

In July 2000, the Company announced that it had retained J.P. Morgan to act as its financial advisor to assist the Company in exploring various strategic alternatives to enhance stockholder value. The Company has also announced that, on August 11, 2000, it entered into a definitive merger agreement to be acquired by Premier

Construction Products Statutory Trust, a private statutory trust which is an affiliate of Integrated Capital Associates, Inc. of San Francisco, California. The transaction is valued at approximately $410,000,000 (including debt). Under terms of the merger agreement, stockholders of the Company will receive cash in the amount of $19.00 per share for all outstanding shares at closing. In addition, the Company announced that it had entered into a back-up agreement with Centex Construction Products, Inc. under which, if the Premier merger were not to close, stockholders would receive cash in the amount of $17.50 per share plus a pro rata share of any termination fees received by the Company from other bidders. See the Company's August 14, 2000 news release for further details concerning the Premier merger and the back-up transaction.

Statements contained in this news release that are not historical facts are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements due to a number of factors, including general economic conditions, competition, fluctuations in market selling prices, raw material costs and facility fuel costs, successful operation of the new recycled paperboard mill at Lawton, Oklahoma through completion of the ramp-up to full scale production and commencement of major long-term contract sales from that facility, completion of the sale of certain assets of the Company, completion of the Premier Construction Products Statutory Trust merger or the back-up transaction and other risks detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Republic Group Incorporated and its wholly-owned operating subsidiaries-- Republic Paperboard Company, Republic Fiber Company and Republic Gypsum Company- -are manufacturers and marketers of 100% recycled paperboard, recovered paper fiber and gypsum wallboard, servicing markets nationwide. Republic's common stock is traded on the New York Stock Exchange under the symbol "RGC".

                                 -Tables Follow-

REPUBLIC GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
Years Ended June 30, 2000 and 1999

                                                                          YEARS ENDED
                                                               ---------------------------------
                                                                         2000               1999

Gross sales                                                    $  219,411,000      $ 158,886,000
Less freight and discounts                                         28,901,000         20,944,000
------------------------------------------------------------------------------------------------
Net sales                                                         190,510,000        137,942,000
Costs and expenses:
     Cost of sales                                                142,197,000         92,128,000
     Selling and administrative expenses                           21,979,000         18,953,000
     Asset write-down                                              16,724,000                 --
------------------------------------------------------------------------------------------------
                                                                  180,900,000        111,081,000
------------------------------------------------------------------------------------------------
Operating profit                                                    9,610,000         26,861,000
Other expense:
   Interest expense                                                (5,189,000)        (4,271,000)
   Interest income                                                    203,000          2,410,000
   Other expense, net                                                 (21,000)           (60,000)
------------------------------------------------------------------------------------------------
                                                                   (5,007,000)        (1,921,000)
------------------------------------------------------------------------------------------------
Income before income taxes                                          4,603,000         24,940,000
Provision for income taxes                                          1,842,000          9,708,000
================================================================================================
Net income                                                      $   2,761,000      $  15,232,000
================================================================================================
Basic earnings per share                                        $        0.23      $        1.29
================================================================================================
Basic weighted average shares outstanding                          11,825,000         11,771,000
================================================================================================
Diluted earnings per share                                      $        0.23      $        1.29
================================================================================================

Diluted weighted average shares outstanding            11,852,000     11,851,000
================================================================================



REPUBLIC GROUP INCORPORATED
INDUSTRY SEGMENT RESULTS
Years Ended June 30, 2000 and 1999

YEARS ENDED                                           2000                                               1999
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                                   Gypsum     Recycled      Elim.'s                   Gypsum      Recycled    Elim.'s
                                 Wallboard   Paperboard    And Other  Consolidated   Wallboard   Paperboard  And Other  Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Shipments in units:
Gypsum wallboard (MSF)             725,885                              725,885       589,894                              589,894
Recycled paperboard (tons)                      213,033     (19,691)    193,342                   185,793      (27,567)    158,226
Recovered paper fiber (tons)                    313,085    (204,230)    108,855                   179,286      (84,125)     95,161
------------------------------------------------------------------------------------------------------------------------------------

Gross sales (in thousands):
Gypsum wallboard                 $ 127,878   $             $          $ 127,878      $ 89,678    $            $         $   89,678
Recycled paperboard                              78,890                  78,890                    62,927                   62,927
Recovered paper fiber                            35,513     (22,883)     12,630                    11,556       (5,281)      6,275
Intrasegment fiber sales                        (22,883)     22,883          --                    (5,281)       5,281          --
Intersegment paperboard sales                     8,431      (8,431)         --                    10,095      (10,095)         --
Other                                                            13          13                                    6             6
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Gross sales                        127,878       99,951      (8,418)    219,411        89,678      79,297      (10,089)    158,886
Less freight and discounts          22,312        6,589          --      28,901        16,121       4,823           --      20,944
------------------------------------------------------------------------------------------------------------------------------------
Net sales                        $ 105,566   $   93,362    $ (8,418)  $ 190,510      $ 73,557    $ 74,474    $ (10,089) $  137,942
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Operating profit (loss) (2)      $  44,738   $  (26,380)   $ (8,748)  $   9,610      $ 28,478    $  6,530    $  (8,147) $   26,861
Total assets                        78,519      234,203      36,441     349,163        70,497     181,258       16,413     268,168
Capital expenditures                10,962       69,302       1,410      81,674        22,732     112,285          454     135,471
Depreciation, depletion &
 amortization                        4,533        8,252       1,666      14,451         2,981       5,239        1,486       9,706
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

Notes:
(1) Certain prior year balances have been reclassified to conform with current year presentation.
(2) Operating loss for the Recycled Paperboard segment in fiscal year 2000 includes a $16,724,000 asset write-down for the Company's Halltown mill.

                                     -30-